UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Inland Diversified and Kite Realty Group Merger Highlights
Merger Highlights

•	Inland Diversified and Kite Realty Group (“Kite”) have entered into a definitive merger agreement, which has been approved by both company boards of directors/trustees

•	Both company boards also recommend the approval of the merger by stockholders

•	The merger provides Inland Diversified stockholders:

◦	Option for liquidity without restrictions

◦	Potential to recognize immediate appreciation or longer term potential for growth and income

◦	Kite’s history of steady dividends with significant tax deferred benefits resulting in an attractive equivalent yield

◦	Merger synergies that will result in a more efficient company

◦	As a publicly traded REIT, Kite benefits from the transparency provided by coverage from 11 equity analysts
Transaction Summary

• Stock for stock transaction in which Inland Diversified stock is exchanged for Kite (Ticker Symbol: KRG) stock based on the relative stock value	Average Trading Price of Kite	Applicable exchange ratio	Implied Value per share of Inland Diversified
	$5.90	1.707	$10.07
• Conversion rate will be based on the volume weighted average trading price of KRG for the 10-day trading period of 6/6/2014 - 6/19/2014	$6.00	1.707	$10.24
	$6.15	1.707	$10.50
	$6.20	1.707	$10.58
	$6.36	1.707	$10.85
	$6.45	1.682	$10.85
• Transaction is expected to close in late Q2 or early Q3 2014	$6.58	1.65	$10.85
	$6.70	1.65	$11.06
	Note: No floor or ceiling has been set as to the actual stock values
Transaction Highlights (Data as of May 5, 2014)

•
Increased annualized base rent per square foot from $13.46 to $13.79 and strong demographics with a 3-mile average household income of approximately $73,500 and 2013 population density of approximately 58,900

•	Stabilized portfolio with pro forma occupancy of 95.8% compared to the Green Street reported Shopping Center average of 93.9%

•	Number of properties increases from 70 to 130 and square footage increases from 9.5 million to 20.1 million, resulting in no single tenant representing more than 4% annual base rent

•	Strong balance sheet positions the combined company for further growth and decreases Kite’s debt to EBITDA ratio from 7.3x to 6.5x

•	Total General & Administrative and operating synergies resulting in savings of $17-$19 million
Forward-Looking Statements
This document contains forward-looking statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as may, would, expect, intend, estimate, anticipate, plan, seek, appears, or believe. Such statements reflect the current view of Inland Diversified Real Estate Trust, Inc. (the “Company”) with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with Kite Realty Group Trust, a Maryland real estate investment trust (“Kite”), the inability to obtain stockholder approvals relating to the merger (the “Merger”) or the failure to satisfy the other conditions to completion of the merger, fluctuations in the per share price of Kite’s common shares, risks related to disruption of management’s attention from the ongoing business operations due to the proposed merger, the outcome of any legal proceedings relating to the merger, risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all, market and economic challenges experienced by the U.S. economy or real estate industry as a whole, including dislocations and liquidity disruptions in the credit markets, the inability of tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, competition for real estate assets and tenants, impairment charges, the availability of cash flow from operating activities for distributions and capital expenditures, the ability to refinance maturing debt or to obtain new financing on attractive terms, future increases in interest rates, actions or failures by the Company’s joint venture partners, including development partners, factors that could affect the Company’s ability to qualify as a real estate investment trust, and other factors detailed under Risk Factors in the Company’s most recent Form 10-K and subsequent Form 10-Qs on file with the Securities and Exchange Commission (the SEC).
Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, the Company undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this document. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.

Kite Realty Group	Inland Diversified Real Estate Trust, Inc.	Pro Forma Kite Realty Group
Equity Market Value (1)	$0.9 billion	$1.3 billion	$2.2 billion
Enterprise Value (1)	$1.8 billion	$2.1 billion	$3.9 billion
Properties (2)	70	60	130
Owned Square Feet (2)	9.5 million	10.6 million	20.1 million
Total Occupancy (3)(4)	95.3%	96.2%	95.8%
Shop Occupancy (3)(4)	85.6%	87.0%	86.3%
Number of States	12	23	26
Total ABR ($ PSF) (4)(5)	$13.46	$13.92	$13.79
Average HHI (3 mi.) (4)	$76,737	$70,842	$73,494
2013 Population (3 mi.) (4)	49,003	66,980	58,893

Reflects a 15% increase in purchasing power

1. Based on the May 5, 2014 closing price of Kite of $6.25 and an exchange ratio of 1.707x.
2. Includes development and redevelopment projects and Inland Diversified's announced sale of its single-tenant portfolio to Realty Income.
3. Occupancy based on owned square footage.
4. Operating statistics exclude Kite's two commercial properties.
5. Kite excludes ground leases; Inland Diversified includes ground leases.

Pro forma for the transaction, Kite will own 130 properties comprised of 20.1 million square feet across 26 states

WA
OR
CA
NV
ID
MT
WY
UT
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
VT
NH
ME
MA
RI
CT
NJ
DE
MD
DC
Kite Assets
Grocery
Multi-Tenant
Commercial
Inland Diversified Assets
Grocery
Multi-Tenant
Kite Existing States
Kite New States

Portfolio by ABR (1)(2)

Commercial 2%
Grocery-Anchored 23%
Multi-Tenant 74%

Distribution by ABR (1)(2)(3)

FL 22%
IN 15%
TX 10%
NV 8%
NC 6%
GA 4%
NY 4%
OK 3%
AL 3%
VA 3%
Other 22%

Sources: Inland Diversified provided and Kite management as of 3/31/2014.

1. Includes development and redevelopment projects and Inland Diversified's announced sale of its single-tenant portfolio to Realty Income.
2. Kite excludes ground leases; Inland Diversified includes ground leases.
3. Excludes Kite's two commercial properties.

Additional Information and Where to Find It
This filing may be deemed solicitation material in respect of the proposed Merger of the Company with and into a direct wholly owned subsidiary of Kite. In connection with the Merger, Kite has filed a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents with respect to the proposed acquisition of the Company by Kite. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.
Investors may obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://www.inlanddiversified.com, and copies of the documents filed by Kite with the SEC are available free of charge on Kite’s website at http://www.kiterealty.com.
The Company and Kite and their respective trustees, directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about the Company’s executive officers and directors in the Company’s definitive proxy statement filed with the SEC on April 16, 2013 in connection with its 2013 annual meeting of shareholders. You can find information about Kite’s executive officers and trustees in Kite’s definitive proxy statement filed with the SEC on April 8, 2014 in connection with its 2014 annual meeting of shareholders. Additional information regarding the interests of such potential participants are included in the joint proxy statement/prospectus and other relevant documents filed with the SEC. You may obtain free copies of these documents from the Company or Kite using the sources indicated above.
This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Inland Diversified & Kite Realty Group Webcast

 Tuesday, May 13, 2014 at 2:00 PM CT

Featuring:
Barry Lazarus, President, Inland Diversified and
John Kite, CEO Kite Realty Group

The webcast link and replay can be accessed on the home page of the
Inland Diversified website at www.inlanddiversified.com

The Inland name and logo are registered trademarks being used under license. This material has been distributed by Inland Securities Corporation, dealer manager for Inland Diversified. Inland Securities Corporation, member FINRA/SIPC.
Additional Information and Where to Find It
This filing may be deemed solicitation material in respect of the proposed merger (the “Merger”) of Inland Diversified Real Estate Trust, Inc. (the “Company”) with and into a direct wholly owned subsidiary of Kite Realty Group Trust, a Maryland real estate investment trust (“Kite”). In connection with the Merger, Kite has filed a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents with respect to the proposed acquisition of the Company by Kite. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.
Investors may obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://www.inlanddiversified.com, and copies of the documents filed by Kite with the SEC are available free of charge on Kite’s website at http://www.kiterealty.com.
The Company and Kite and their respective trustees, directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about the Company’s executive officers and directors in the Company’s definitive proxy statement filed with the SEC on April 16, 2013 in connection with its 2013 annual meeting of shareholders. You can find information about Kite’s executive officers and trustees in Kite’s definitive proxy statement filed with the SEC on April 8, 2014 in connection with its 2014 annual meeting of shareholders. Additional information regarding the interests of such potential participants is included in the joint proxy statement/prospectus and other relevant documents filed with the SEC. You may obtain free copies of these documents from the Company or Kite using the sources indicated above.
This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended